UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On September 9, 2015, Adamas Pharmaceuticals, Inc. (the “Company”) and Forest Laboratories, LLC and Forest Laboratories Holdings, subsidiaries of Allergan plc, (collectively, “Forest”) entered into a settlement agreement relating to the patent infringement litigation brought against Amneal Pharmaceuticals LLC (“Amneal”) for its submission of an abbreviated new drug application (ANDA) seeking approval to market generic versions of Forest’s Namenda XR® (memantine hydrochloride) extended release capsules. Under the terms of the settlement, Forest and Adamas grant Amneal a license to market generic versions of Namenda XR beginning on January 31, 2020, or in the alternative, Amneal has an option to launch an authorized generic version of Namenda XR® beginning on January 31, 2021. The Company believes that Amneal is the first applicant to file an ANDA containing a paragraph IV certification regarding Namenda XR. The patent litigation remains ongoing with several of the Namenda XR filers. In August 2015, the Company and Forest brought suit against ANDA filers in connection with Namzaric ™ (memantine hydrochloride extended-release and donepezil hydrochloride).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated: September 10, 2015
	By:	/s/ William J. Dawson
William J. Dawson
Chief Financial Officer